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                                                                     Exhibit 3.1
                                                                               1


TRENITE VAN DOORNE, attorneys-at-law and civil law notaries
BB**06*3.27
                                                              MCM/TS 4010/23.520

     Deed of INCORPORATION of:
     Hermes Europe B.V.,
     whose principal office is in Almere.

This sixth day of July nineteen-hundred and ninety-three, before me, Rickert Jan Frederik Blokhuis, Civil Law Notary in the City of Amsterdam personally appeared:

Mr Martinus Cornelis Moerenhout, Civil Law Notary awaiting Crown appointment, of 2555 VV The Hague (the Netherlands), Rigolettostraat 152, born at Den Helder (the Netherlands), on the fifteenth day of January nineteen hundred and thirty-three, married, who stated to act as a representative of HIT RAIL B.V., a private company with limited liability whose principal office is at 1324 KW Almere, 2 Radioweg, and as such representing that company.

The person appearing, acting on behalf of HIT RAIL B.V., declared to hereby incorporate a private company with limited liability and to establish therefor the following:

                            ARTICLES OF ASSOCIATION:
                                Name and office.
                                   Article 1.

The Company shall bear the name of: Hermes Europe Railtel B.V. and shall have its principal office in Almere.

                                    Objects.
                                   Article 2.

1.    The objects of the Company are:

      a. to promote, develop, implement and turn to account digital communication networks and systems, particularly in the area of and/or departing from railway infrastructure;

      b. to participate in, to administer and/or manage and finance other enterprises and to have an interest, in whatever way, in other enterprises, as well as to guarantee the debts of third parties;

      c. all that is related or conducive to the objects, mentioned under a. and b.

2. When performing activities in the general course of affaires in the company, the working language is the English language.

                                    Duration.
                                   Article 3.

The Company has been established for an indefinite period of time.
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                                    Capital.
                                   Article 4.

1. The authorized share capital of the Company amounts to two hundred thousand Dutch guilders (NLG 200,000), and is divided into two hundred (200) shares of a nominal value of one thousand Dutch guilders (NLG 1,000) each.

2. Shares not yet issued shall only be issued by notarial deed under the obligation of payment of at least twenty-five per cent (25%) of their nominal value, at a rate - provided not below par - and on such conditions and dates as determined by the Board of Supervisory Directors.

Options on shares still to be issued may only be granted by the Board of Supervisory Directors.

Payment in foreign currency of shares, to be issued after the incorporation, can only be made with the approval of the Company.

3. Shareholders shall have a pre-emption right to the shares to be issued and options on shares to be issued in proportion to the total nominal value of the shares held by each of them.

However, individual shareholders shall not have a pre-emption right to shares, issued to employees of the Company or a group company in virtue of a resolution of the general meeting or to shares, issued in case of a merger.

4. A pre-emption right is transferable with due observance of the stipulations of the present Articles of Association regarding the transfer and transition of shares.

5. Issue of shares with a pre-emption right and the term, during which it may be exercised, shall be notified in writing by the Company to all shareholders. A pre-emption right can be exercised during at least four weeks after the day the notice was sent.

The Board of Supervisory Directors, or the Board of Managing Directors after having obtained the approval thereto of the Board of Supervisory Directors, shall determine when and at which amount additional payment of shares that have not been paid up in full, shall take place. The Board of Managing Directors shall inform the shareholders concerned thereof without any delay. If a shareholder has not complied with his obligation to pay on the shares in time, he cannot execute the rights to meet and to vote in respect of his shares as long as he is default, and his right to dividends is deferred.

6. The Board of Managing Directors shall carry out the resolution of the Board of Supervisory Directors to issue shares with due observance of the law, the formalities therein mentioned and on the conditions determined by the Board of Supervisory Directors.

7. If the capital of the Company consists of different classes of shares, the general meeting may pass a resolution with respect to each class of shares, aiming at refunding on shares, at exemption from the obligation to pay on shares, as well as at drawing and/or cancellation of shares with refunding of the capital paid thereon.

8. In order to subscribe or acquire shares in its capital or certificates of beneficial ownership thereof, the Company
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may only grant loans not exceeding the amount of the payable reserves and provided that the general meeting has granted its approval; the Company shall then keep a non-payable reserve to the amount of the outstanding loans.

9. The Company shall not cooperate in the issue of depositary receipts of shares in the Company.

                                    Shares.
                                   Article 5.

1. All shares shall be registered and shall be numbered consecutively from 1 on.

2. Neither share-certificates nor bearer certificates of beneficial ownership shall be issued in respect of shares.

                           Register of shareholders.
                                   Article 6.

1. The Board of Managing Directors shall keep a register into which the names of all the holders of shares are entered together with the nominal amount paid on every share, and the quantity and the numbers of the shares, held by every shareholder; as far as shares that have not paid up in full are concerned, each release from liability for payment not yet made shall be recorded.

2. The register shall likewise contain the names and addresses of those who have a right of usufruct or a pledge with regard to such shares, stating to which rights attached to the shares they are entitled pursuant to paragraphs 8 and 9 of this article.

3. Furthermore, the register shall contain the names and addresses of the holders of registered certificates of beneficial ownership in respect of shares, issued with the co-operation of the Company.

4. Every shareholder, usufructuary and pledge and every holder of registered certificates in respect of shares issued with the co-operation of the Company, shall have the obligation to take care that his address is known to the Company.

5. The register should be kept up regularly.

Any entry in the register and any extract, as referred to in paragraph 6, shall be signed by a managing director.

6. Upon request, the Board of Managing Directors shall provide a shareholder, usufructuary or pledgee with a free extract from the register concerning his rights with respect to the shares.

In case a right of usufruct or a pledge is established on a share, the register shall indicate who shall be entitled to the rights referred to in paragraphs 8 and 9 of this article.

7. The Board of Managing Directors shall deposit the register at the office of the Company for inspection by shareholders as well as by usufructuaries and pledgees entitled to vote and to attend meetings.

The particulars in respect of shares that have not been paid up in full shall be available for public inspection; a copy of or an extract from such particulars shall be provided at cost price.

8. The shares may be encumbered with usufruct and a pledge. The voting right in respect of the shares shall, however,
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remain vested in the pledgee.

9. The usufructuary and the pledgee shall not have the rights conferred by law to the holders of depositary receipts of shares issued with the co-operation of the Company.

10. Rights ensuing from a share and aiming at the acquisition of shares, shall belong to the shareholder, provided that he shall compensate the usufructuary for the value thereof as far as the latter is entitled to such compensation pursuant to his right of usufruct.

                                   Article 7.

If a share is held jointly by more than one person, the Company may require that the joint holders shall grant one person a written power of attorney to represent them in their relations to the Company.

               Transfer and transition of shares (Blocking rules).
                                   Article 8.

1. Every transfer of one or more shares by a shareholder may only be effectuated in the way and with due observance of the provisions of this article and article
9. These provisions need not to be observed, if within a period of two months after the shareholder who wants to transfer, has requested for the permission, all shareholders have granted written permission for the transfer and, moreover, the transfer is effected within three months after the approval has been granted by all shareholders.

2. A shareholder intending to alienate one or more of his shares shall give notice thereof to the Board of Managing Directors and to the Board of Supervisory Directors, which notice shall be considered to be an offer for sale.

3. Within one month after receipt of that notice, the Board of Managing Directors shall give relevant notice to all shareholders.

4. Within one month after the date of the notice to the shareholders, the shareholders shall inform the Board of Managing Directors, if they wish to take over either all the shares offered or part thereof.

5. If shareholders apply for a number of shares exceeding the number that is available, shares shall be allocated by the Board of Managing Directors as far as possible in proportion to the total nominal amount of shares held by each applicant and, insofar proportional distribution is impossible, to several applicants jointly.

6. As soon as it becomes clear that not all the shares offered are taken over by other shareholders, the offeror shall have the rights as hereinafter referred to in paragraph 14.

Without the offeror being bound thereto in whatever way, within three months after receipt of the notice referred to in paragraph 2 the Board of Managing Directors may apply for the shares that are not taken over, on behalf of the Company with due observance of the provisions of article 11.

If the offeror wishes to accept, he may do so on the condition that the price to be paid be increased by the additional income tax due he has to pay as compared with the income tax to be paid in case of a sale to a third party.
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7. Within three months after receipt of the notice referred to in paragraph 2, the Board of Managing Directors shall inform the offeror whether or not application was made for the shares and in the affirmative, inform him of the name(s) of the applicant(s) and the number of shares he/they wish(es) to buy, while at the same time the Board of Managing Directors shall inform the applicant(s) of the number or shares, allocated to him/them for the time being, pursuant to paragraph 5.

8. The price at which shares are to be transferred shall be fixed by the offeror and the applicant(s) by common agreement.

If they fail to reach an agreement on the price within one month after the date of the informing notice referred to in the preceding paragraph, the price shall be the value of the offered shares as determined by an independent expert, to be appointed by the Chairman of the Chamber of Commerce and Industry of the district in which the Company has its principal office, upon request of the most diligent party.

9. The costs of valuation shall be paid by the Company.

If the right referred to in the paragraphs 11 or 13 of the present article is made use of, half of the valuation costs shall be paid by the person who withdraws.

The Company is obliged to provide the expert(s) with all the data relevant for the valuation, upon first request and without any delay.

10. The expert shall inform the Board of Managing Directors of his decision. Within one week after receipt of that decision, the Board of Managing Directors shall notify the same to the offeror and to the applicant(s).

11. Until one month after the date of that notification, each applicant shall have the right to withdraw by means of a notice to the Board of Managing Directors.

In case of withdrawal by an applicant the Board of Managing Directors shall inform the applicant(s) who has/have not withdrawn, and the offeror thereof within one week after receipt of the notice referred to above.

After the price of all the shares has been determined by common agreement respectively after expiry of the term of one month referred to in the present paragraph, the offeror may demand that each of the applicants, who did not withdraw, provide security - by means of an irrevocable bank guarantee or otherwise - for the payment of the purchase price within a reasonable period of time.

12. In case of withdrawal by an applicant or failure of a purchaser to grant the security referred to in paragraph 11, the shares that have come out, shall be offered again to the other applicants at the determined price and in the way described above, or may also be purchased by the Company in accordance with the provisions, mentioned in paragraph 6 of this article, be it that (an) applicant(s) who take(s) up the offer shall no longer be entitled to withdraw and on the understanding, that it shall not be possible to offer to a shareholder/buyer in default and/or the person who has withdrawn.

A renewed offer needs not to be made more than once; the
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offeror should be notified thereof by the Board of Managing Directors.

13. The offeror shall always be entitled to withdraw his offer, provided he does so within one month after having been informed of the applicant(s) to whom he may transfer all the shares offered and at which price.

Shares should be transferred within one month after the expiration of the term within which the offeror may withdraw.

Without prejudice to the offeror's right to demand cash payment, the failure to pay the entire purchase amount or part thereof at the time of or before the transfer of shares, shall be for account and at the risk of the offeror.

14. Finally, if not all the shares offered are taken over or the above mentioned security, demanded by the offeror for the payment to him of the purchase price of all his shares, has not been granted, the offeror shall be entitled to withdraw in respect of all the shares offered, he may consider the purchase agreements and any transfer with respect to part of the shares as cancelled and he shall be free to transfer all the shares offered to whatever party he wishes, within three months after having been informed of the fact that there are no or not sufficient applicants or after it appeared that the security referred to above was not granted within the term fixed.

15. In case the offeror fails to co-operate to the transfer, notwithstanding payment or security for payment of the purchase price, the Company shall be irrevocably authorized to effectuate the transfer and to record the transfer in the register of shareholders.

16. All notices and communications referred to in this article shall be made by registered mail with postal receipt or by means of service of a writ.

17. The Board of Managing Directors is obliged to keep the Board of Supervisory Directors informed of the progress and the results of the actions meant in the present article.

                                   Article 9.

1. The shares of a shareholder, being a legal entity, which is dissolved, adjudicated bankrupt or has obtained a provisional official moratorium, and the shares being part of any community which is dissolved, shall be offered for sale by the person or persons entitled to transfer, within two months after the decease or dissolution referred to above or after any of the other events referred to above is irrevocably established, respectively after expiry of the term of two years referred to in paragraph 4 without the allotment mentioned therein being effectuated.

As long as the transfer has not been effectuated, all the rights in respect of the shares involved may be exercised.

2. The relevant provisions of article 8 - including paragraph 1 of that article
- shall be applicable to the offer referred to above and the subsequent execution thereof, on the understanding however, that the offeror shall not be entitled to withdraw as mentioned in paragraph 13 of article 8 and in case no offer is made the Company shall also be irrevocably authorized to make an offer and to
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effectuate the transfer.

If not all the shares thus offered are taken over, the shareholder shall be bound, however, to keep his shares and he shall be deprived of the right, provided for in paragraph 14 of article 8, to alienate the shares to whomever he wishes.

3. The obligation to make an offer shall not apply in case of allotment to the person who contributed the share or the shares to the community which has been dissolved.

4. The allotment referred to in the preceding paragraph shall be effectuated within two years after the dissolution and the Company shall be informed of the allotment within one month.

5. If, owing to the same legal fact, several persons are bound to offer, they shall be entitled to offer the shares concerned as one package.

                               Transfer of shares.
                                   Article 10.

1. The transfer of shares shall be effected in accordance with the applicable statutory regulations.

2. In case of allotment of shares as a result of a division of a community and in case of establishment and transfer of a right of usufruct or pledge on shares, paragraph 1 shall apply accordingly.

3. The provisions of this article can be only applied with regard to a transfer and allotment of shares and division of any community, if the provisions of article 8 and 9 have been observed.

              Acquisition and possession of shares by the Company.
                                   Article 11.

1. Unless the Company acquires shares for no value or under an universal title, the Company may only acquire fully paid-up shares in its own capital, if the acquisition has been authorized by the Board of Supervisory Directors and:

a. the shareholders' equity of the Company, decreased with the acquisition price, is not less than the paid-up and claimed part of the capital, increased with the reserves to be kept in accordance with the law or the Articles of Association;

b. the nominal amount of the shares to be acquired and those already held by the Company and its subsidiaries jointly, amounts to no more than half of the issued share capital;

c. - in the event that the current financial year has ended more than six months ago - the annual accounts of the preceding year have been adopted. In this paragraph shares also include depositary receipts of shares.

A subsidiary of the Company may not subscribe or cause the subscription for shares in the Company's capital for its own account. A subsidiary of the Company may only acquire such shares for its own account and on a particular basis of title insofar as the Company itself may acquire shares in its own capital pursuant to the provisions of this paragraph.

2. The Company cannot exercise voting rights in respect of
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shares, held by the Company itself, or of which it has a right of usufruct or a pledge, or of which it holds depositary receipts.

Such shares shall not be taken into consideration when calculating the distribution of profits or liquidation balance, unless a right of usufruct or a pledge has been established on those shares in behalf of another person than the Company.

The provision of the first sentence of this paragraph is accordingly applicable to shares or depositary receipts of shares held by subsidiaries of the Company or on which subsidiaries have a right of usufruct or a pledge.

3. Cancellation of shares held by the Company in its capital and cancellation after refunding of shares drawn by lot after drawing, is possible; resolutions with respect to cancellation shall be passed in a general meeting of shareholders, convened with notification of the purpose of the cancellation and its procedure. A cancellation is not allowed to result in a paid and claimed part of the capital being lower than one/fifth part of the authorized capital or than the minimal capital prescribed by law at the moment of the resolution.

4. Shares held by the Company itself can only be alienated in the manner prescribed for issue of shares not yet issued. The articles 8 and 9 do not apply to this alienation.

                                     Boards.
                                   Article 12.

1. The Company shall have a Board of Managing Directors and a Board of Supervisory Directors, the members of which shall be appointed by the general meeting which may at all times suspend or remove them from office. The number of Supervisory Directors, to be determined by the general meeting, shall be at least four and at most ten; the number of managing directors shall be determined by the Board of Supervisory Directors, but shall be at most three.

The general meeting shall determine the conditions of employment of the managing directors and the remuneration of the managing directors, after having obtained the approval of the Board of Supervisory Directors. The remuneration and/or compensation of Supervisory Directors shall also be determined by the general meeting.

A legal entity can be a managing director but cannot be a Supervisory Director.

A person, who has an employment contract with a shareholder shall not be appointed managing director; a managing director is not allowed to enter into an employment contract with a shareholder.

2. A person who has reached the age of seventy-two, cannot be appointed Supervisory Director. A Supervisory Director shall retire at the latest on the moment of the closing of the annual general meeting, held in the financial year, in which he will be seventy-two years old.

3. The nomination or recommendation for the appointment of a Supervisory Director shall comply with the legal requirements.

                Suspension of managing directors by the board of
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                             supervisory directors.
                                   Article 13.

Also the Board of Supervisory Directors may suspend a managing director; then that board shall be obliged to convene a general meeting within three months after the suspension, provided the suspension is still in force and effect, which meeting shall decide, after having heard the suspended managing director and the Board of Supervisory Directors or having given the opportunity thereto, whether the suspended managing director will be dismissed, or the suspension will be cancelled or be maintained until further investigation.

                  Board of Managing Directors; representation.
                                   Article 14.

1. The Board of Managing Directors shall be charged with the management of the Company in accordance with the Business Plan of the Company.

2. Subject to the approval of the Board of Supervisory Directors the members of the Board of Managing Directors shall divide their activities among themselves.

3. The Board of Managing Directors shall pass resolutions by absolute majority of the votes of all managing directors in office. In case of equality of votes the Board of Supervisory Directors shall decide, but only after a request thereto, made by the Board of Managing Directors.

4. The Board of Managing Directors may draw up rules in order to determine its functioning and the fulfilment of its task and that of each member separately. A resolution to determine, amend or cancel such rules requires the approval of the Board of Supervisory Directors.

5. Each managing director shall be fully qualified to represent the Company in court and otherwise.

6. The Company may grant one or more persons, who need not be managing directors, a limited or unlimited mandate to represent it.

7. The Board of Managing Directors shall need prior approval of the Board of Supervisory Directors in case explicitly described resolutions of the Board of Managing Directors are concerned, with regard to which resolutions the Board of Supervisory Directors has decided that they need its approval. This description may contain, inter alia, resolutions of the Board of Managing Directors concerning the undertaking of obligations exceeding an amount determined by the Board of Supervisory Directors.

The Board of Supervisory Directors shall provide the Board of Managing Directors with a statement of those resolutions and is entitled to amend that statement at any time. Moreover, the Board of Managing Directors needs the prior approval of the Board of Supervisory Directors for resolutions:

a.    to adopt and alter the Business Plan of the Company;

b.    to adopt and alter the annual budget of the Company;

c.    to incur expenses in excess of the adopted or altered annual budget;

d.    to encumber and let registered properties;

e.    to encumber other goods than mentioned under d.;
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f.    to take up money loans to the charge of the Company, with the exception of drawings on the Company's account with a bank designated by the Board of Supervisor Directors, as a result of which the account is overdrawn to a sum not exceeding the amount previously determined by the Board of Supervisory Directors and communicated by it to that bank;

g. to lend moneys outside the ordinary business activities, insofar as in consequence thereof any one debtor becomes indebted to the Company on account of money borrowed for a sum exceeding an amount to be determined by the Board of Supervisory Directors;

h. to commit the Company for debts of third parties, under a guaranty or otherwise;

i. to enter into agreements - insofar as they are not part of standard contracts - in pursuance of which disputes will be submitted to arbitration or a binding opinion, and to enter into compromises and settlement agreements, to waive rights or to undertake liabilities on behalf of the Company, insofar as the value involved in these legal acts exceeds the amount of three hundred thousand Ecus (ECU 300,000);

j.    to establish and to close offices or branches;

k. to extend the Company's business by a new line of business and to discontinue - including the transfer of ownership or enjoyment of - the business of the Company or any part thereof;

l. to participate in or to assume or relinquish control of other enterprises, and to terminate such participations;

m. to alienate a considerable part of the assets of the Company, which for the purposes hereof shall include the alienation, in each individual case, except as part of the ordinary business activities, of assets which individually or jointly represent a value of three hundred thousand Ecus (ECU 300,000) or more;

Resolutions as referred to above under a. to m. inclusive shall be adopted by the Board of Supervisory Directors, passed by a unanimous vote at a meeting at which at least four Supervisory Directors are present or represented.

                                   Article 15.

1. The office of one or more managing director(s) being vacated or one or more managing director(s) being prevented, the remaining managing directors, or the only remaining director shall be charged temporarily with the entire management.


The office of all managing directors, respectively of the sole managing director being vacated or all managing directors or the sole managing director being prevented, the Board of Supervisory Directors shall be charged temporarily with the entire management and may appoint one or more Supervisory Directors to represent the Company solely or jointly.

2. Save insofar as the employment conditions of the Managing Directors are concerned, the Company may not enter into agreements with Managing Directors in their private
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capacities or with their relatives; for the purposes hereof, relatives shall include: persons with whom the Managing Directors cohabit, whether or not in matrimony, and blood relations and relations by marriage of Managing Directors or those with whom they cohabit up to four times removed;

3. Transactions of the Company vis-a-vis the holder of all shares in the capital of the Company, or vis-a-vis a co-owner of a community of matrimonial property to which all shares in the capital of the Company belong, in which the Company is represented by that shareholder or by one of the joint owners shall be recorded in writing; shares held by the Company or its subsidiaries shall not be taken into account.

This paragraph shall not apply to transactions which under the agreed terms thereof are part of the normal course of business of the Company.

                         Board of Supervisory Directors.
                                   Article 16.

1. The Board of Supervisory Directors shall supervise the management of the Board of Managing Directors and the general course of affairs in the Company and the Company's business.

It shall assist the Board of Managing Directors and the general meeting on an advisory basis. When fulfilling their tasks the supervisory directors shall conform to the Company's interest and business.

2. One or more supervisory directors, to be appointed thereto by the Board of Supervisory Directors, shall always have access to the offices and premises of the Company and shall be entitled to inspect all its books and documents; the Board of Managing Directors is obliged to furnish the Board of Supervisory Directors with all data and information desired.

The Board of Managing Directors shall timely furnish the Board of Supervisory Directors all information necessary to fulfil its task.

3. Unless the general meeting of shareholders has provided for it, the Board of Supervisory Directors shall charge an auditor - at the expense of the Company - with the auditing of the annual account, which auditor shall report the result of his audit in a statement and further shall inform the Board of Supervisory Directors and the Board of Managing Directors about his audit.

4. The Board of Supervisory Directors shall elect a chairman and - if desired - a delegated supervisory director from among its members. The election as chairman shall be for four years; re-election for a new three-year term shall be possible.

5. The delegated supervisory director shall more specifically be charged with the daily contact with the Board of Managing Directors, for which task the general meeting shall determine a remuneration apart from his remuneration as a supervisory director.

6. The Board of Supervisory Directors shall meet twice a year at the office of the Company, unless the Board should decide to meet elsewhere.
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The Board shall furthermore meet at the request of the chairman or at the request or the Board of Managing Directors.

Meetings shall be convened by the chairman of the Board or Supervisory Directors while enclosing an agenda in the English language. The two obligatory meetings shall be convened at least four weeks in advance; other meetings shall be convened within a reasonable term.

The costs of the meetings and the transportation and subsistence costs of the Supervisory Directors incurred in connection with these meetings shall be reimbursed by the Company.

7. Proposals to be dealt with by the Board of Supervisory Directors may be submitted to the chairman by every Supervisory Director and by the Board of Management.

8. The Board of Supervisory Directors shall pass resolutions at meetings by an absolute majority of votes, unless these Articles of Association require or allow a different form of decision-making; for the purposes hereof "meeting" shall include meeting by telephone or by video, provided the decision-making is recorded in writing before the resolution is implemented. Resolutions may be passed outside meetings only if it has been shown that all the Supervisory Directors have stated to be in favour of the proposal concerned in writing; for the purposes hereof "in writing" shall also mean a message by telex, telefax, telegram or any other means of communication, capable of transmitting written texts.

9. In case of one or more vacancy/vacancies in the Board of Supervisory Directors, the Board of Supervisory Directors shall remain fully qualified to fulfil its legal and statutory duties.

                                General meetings.
                                   Article 17.

1. General meetings must be held in the municipality where the Company has its principal office or in the municipalities of Amsterdam or Haarlemmermeer; resolutions passed in a general meeting, held in another municipality, can only be passed validly, if the entire issued share capital is represented.

2. The annual meeting shall be held ultimately within six months after expiry of the financial year. In the annual meeting shall be adopted inter alia: the balance sheet and the profit and loss account with explanatory notes
- hereinafter to be called jointly: the annual account -, covering the past financial year, and the distribution of profits, while the general meeting shall also deal with the written business report of the Board of Managing Directors on the past financial year, to be presented to it by that board, unless section 403, Volume 2 of the Civil Code is applicable.

3. Extraordinary general meetings shall be held as often as the Board of Managing Directors or the Board of Supervisory Directors desires, or upon written request of one or more shareholders, together representing at least one/tenth part of the issued capital, addressed to the Board of Managing
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Directors and stating exactly the subjects to be dealt with. In that case the
Board of Managing Directors or the Board of Supervisory Directors shall be obliged to convene a general meeting to be held within six weeks after receipt of this request.

If no convening notification is sent within three weeks after receipt of the request, each requesting party may send a notification himself with due observance of the provisions of the law and this article.

Moreover, the holders of at least twenty-five per cent (25%) of the issued capital of the Company are entitled to convene a general meeting with due observance of the provisions of this article and the law; the Company has also to be informed of such a convocation.

4. If the annual meeting is not convened, each shareholder may do so himself, likewise with due observance of the provisions of the law and this article.

5. Without prejudice to the provisions of the paragraphs 3. and 4., the notification, convening a general meeting, shall be sent by registered mail by the Board of Managing Directors to the addresses of the shareholders, as mentioned in the shareholders' register, at least fifteen days before the meeting is to be held. The day of mailing shall be regarded as the day of notification.

Notifications shall contain the agenda.

The receipt issued by the post office shall serve as evidence that the notification has been mailed.

6. Meetings shall provide for their presidency themselves.

7. Unless a notarial report of the business of the meeting is drawn up, minutes shall be drawn up of the business, transacted in each meeting. This secretary needs not to be a shareholder.

The minutes shall be confirmed at the same or at the next meeting and are to be signed by the chairman and the secretary in office.

The chairman of the meeting and each managing or supervisory director can order at any time that a notarial report of the meeting shall be made for account of the Company.

8. The minute book shall be available at the office of the Company for inspection by the shareholders. A copy of or an extract from the minutes of any meeting shall be supplied to each of them upon request and at a charge not exceeding cost.

9. Shareholders may also pass resolutions without holding a meeting, provided the resolutions are passed unanimously and votes are cast in writing by all shareholders. A resolution passed in this way shall be deemed to be a resolution of the general meeting of shareholders.

In this paragraph votes cast by telex-message, telefax, telegram or any other means of communication capable of transmitting written texts, shall likewise be considered as votes cast in writing.

                                   Article 18.

1. Shareholders may only be represented at meetings by proxy, duly authorized in writing.

2. With respect to the passing of resolutions whereby the

Company will grant rights or a release from obligations to particular persons, otherwise than in their capacity of shareholder or member of a body of the Company, valid votes on such resolutions may be cast by said persons, their spouses and their blood relatives in the direct line.

                                   Article 19.

1. Every share shall represent the right to cast one vote.

Blank and invalid votes shall be deemed not to be cast.

When determining to what extent shareholders vote, are present or represented, or to what extent the share capital is furnished or represented, shares, in respect of which the Articles of Association prescribe that in respect of those shares no vote can be cast, are not taken into account.

2. Voting in respect of business shall be orally, voting in respect of persons by unsigned ballots, unless the meeting determines a different way of voting. Voting by acclamation shall be allowed as long as nobody is opposed thereto.

3. All resolutions shall be passed by absolute majority of votes, unless the law or the Articles of Association prescribe a larger majority.

4. In case votes are equally divided with regard to a proposal, on which a resolution may be passed by absolute majority of votes, the following rules shall apply:

a. Within two weeks after the meeting referred to under (b) was held, the Board of Managing Directors of the Company shall be bound - unless the proposal hereinafter stated under (b) is adopted - to request the President of the Chamber of Commerce and Industry, within the jurisdiction of which the Company is situated, to appoint a committee of three experts which shall decide whether the proposal on which votes were equally divided, shall be adopted or rejected.

b. As soon as there is an equal division of votes during a general meeting, the chairman of the meeting shall be obliged to bring up for discussion a new proposal aiming at not submitting the proposal, in respect of which during the discussions the votes were equally divided, to the committee of experts referred to under (a).

In case such new proposal is adopted, the proposal on which the votes were equally divided, shall be rejected and, therefore, shall not be submitted to the committee of experts referred to above for decision;

in case votes are equally divided on the new proposal, made by the chairman, that proposal shall be deemed to be rejected and the Board of Managing Directors of the Company shall therefore have the obligation referred to under (a).

c. When taking its decision the committee shall first of all take into account the interests of the Company.

d. Its fees shall be paid entirely by the Company.

e. After being appointed the committee shall render its decision as soon as possible and shall inform every shareholder and the Company of its decision in writing.

The committee shall not take a decision before having heard all parties involved in the relevant proposal or at least before having summoned them properly.

The members of the committee of experts shall render their decision as good men in equity. They shall establish proceeding rules themselves and may extend the term of their mandate. They may take advice from third parties. The members of the committee of experts shall have access to the offices and to other rooms of the Company and they shall be entitled to inspect all books, registers and other documents of the Company; moreover, the Board of Managing Directors is obliged to provide the members of the committee with every information they ask.

f. The decision of the committee of experts shall be recorded in the minute book of the Company.

A decision taken in the way described above, shall be considered as a resolution of the general meeting.

                Financial year, annual account and annual report.
                                   Article 20.

1. The financial year of the Company coincides with the calendar year.

2. At least two months prior to the beginning of a new financial year, the Board of Managing Directors shall submit a budget for that financial year to the Board of Supervisory Directors for its approval. The Board of Supervisory Directors may approve this budget only by a unanimous vote at a meeting at which at least four Supervisory Directors are present or represented.

3. Within five months after the expiration of each financial year, except in case of extension of this term by no more than six months by the general meeting based on extraordinary circumstances, the Board of Managing Directors shall draw up the annual account, and shall submit the same - provided with an advice thereto it took from the Board of Supervisory Directors - and the annual report to the general meeting within that, possibly extended, term; before the aforesaid advice, the Board of Supervisory Directors shall pass resolutions in the manner provided for in the second sentence of paragraph 2.

4. The annual report and the annual account, signed by all the managing directors and supervisory directors, together with, in any case, besides other information prescribed by the law:

a. the statement of the auditor;

b. a reproduction of the provisions of the Articles of Association regarding the distribution of profits;

c. a statement on the distribution of the profits or the assimilation of the losses; or as long as not yet determined, the proposal thereto, shall be available at the offices of the Company for inspection by all shareholders as from the day on which the annual meeting was convened. Shareholders may obtain free copies of these documents.

5. The provisions of the paragraphs 3 and 4 of this article concerning the annual report and the information prescribed in virtue of the law, are not applicable, if section 403, Volume 2 of the Civil Code applies to the Company.

6. In case a signature of a managing or supervisory director is missing on the annual account, the reason thereof shall be mentioned in that document.

7. Unconditional adoption of the annual accounts shall discharge the Board of Managing Directors in respect of its acts in the past financial year and shall discharge the Board of Supervisory Directors in respect of the fulfilment of its task.

                      Profits and Distribution of profits.
                                   Article 21.

1. Profits shall be established in accordance with generally accepted accounting standards.

2. The Board of Supervisory Directors shall determine with due observance of the provisions of paragraph 7 whether profits made in any financial year shall be paid out partly or wholly, or added to the reserves.

3. The Board of Supervisory Directors can only resolve to pay out profits and/or reserves and the Company may only make payments out of profits and/or reserves open to payment, as far as the shareholders' equity of the Company exceeds the amount of the paid- up and claimed part of the capital, increased with reserves, to be kept according to the law; the resolutions referred to above shall be adopted with due observance of the provisions of paragraph 7.

4. Dividends shall be made payable within one month after the adoption of the annual account. The general meeting may determine that dividends shall be paid, wholly or partly, otherwise than in cash.

5. The Board of Supervisory Directors or, subject to approval of the Board of Supervisory Directors, the Board of Managing Directors is authorized to decide, with due observance of the provisions of paragraph 7, to make interim payments out of profits and/or reserves with due observance of the provisions of paragraph 3.

6. The claim to pay dividend shall lapse five years after the dividend was made payable.

7. The resolutions of the Board of Supervisory Directors as referred to in paragraphs 2, 3 and 5 may be adopted only by unanimous vote at a meeting at which at least four Supervisory Directors are present or represented.

                              Special resolutions.
                                   Article 22.

Resolutions aiming at amendment of the Articles of Association can only be passed in a general meeting with the prior approval of the Board of Supervisory Directors; a resolution of approval may be passed by the Board of Supervisory Directors only by unanimous vote at a meeting at which at least four Supervisory Directors are present or represented.

                                  Liquidation.
                                   Article 23.

1. In case of dissolution of the Company the liquidation shall be executed by the Board of Managing Directors, unless the general meeting decides otherwise.

2. The remuneration, which shall be granted to liquidator(s) and persons lending assistance, if any, shall be determined simultaneously.

3. During the liquidation the provisions of the present Articles of Association shall exist in force as much as possible. The relevant provisions in respect of managing directors are then applicable to the liquidator(s) and the provisions in respect of supervisory directors are applicable to the persons lending assistance.

4. Any assets of the Company remaining after the liabilities of the Company have been satisfied shall be transferred to the shareholders in such a way that, as far as possible, first the nominal amount paid on each share shall be paid on that share to a maximum of the nominal value of that share, and any surplus then remaining shall be paid to the shareholders in proportion to the amount paid up by each of them in respect of the shares.

5. After the liquidation the books and other documents of the Company shall be kept by the person, thereto appointed by the liquidator(s), for the term, determined by law.

                                Final provision.
                                   Article 24.

In all cases not provided for in the present Articles of Association and/or the law, the general meeting of shareholders shall decide.
--------------------------------------------------------------------------------

Finally the person appearing, acting as aforementioned, stated:

1. The share capital issued at the incorporation of the Company amounts to forty thousand Dutch guilders (NLG 40,000).

In the issued share capital the founder HIT RAIL B.V. participates with forty
(40) shares of one thousand Dutch guilders (NLG 1,000) nominal value each.

The shares shall be issued at par and are fully paid up in Dutch currency.

2. Contrary to the aforementioned manner of appointment, for the first time HIT RAIL B.V. is hereby appointed as managing director. Supervisory directors will be appointed as soon as possible.

3. The first financial year shall end on the thirty-first day of December nineteen hundred and ninety-three.

4. The statement, required by law, that no impediments are evidenced, is apparent from a decree issued by the State Secretary of Justice on the seventh day of April nineteen hundred ninety-three under number B.V. 458.569 that is annotated on a draft of this deed.

5. The bank statement referred to in section 203a, paragraph 1, Volume 2 of the Civil Code shall be attached to the minute of this deed.

6. As far as applicable, the Company accepts the remittance of forty thousand Dutch guilders (NLG 40,000) as a payment of the shares, subscribed for by this deed, which remittance is made before the Company's incorporation to a separate account, referred to in the bank statement, mentioned under 5.

The person appearing is known to me, the notary.

Whereof this deed has been passed in minute at Rotterdam on the date figuring in the beginning of this deed.

After the substance of this deed has been made known to the person appearing, the latter has declared to have taken note of the contents of this deed and not to wish the deed to be read out in full.

Thereupon this deed, after having been read out partly, was signed by the person appearing and by me, the notary. (Signed: M.C. Moerenhout, R.J.F. Blokhuis Civil Law Notary)

SEAL                                            CERTIFIED FOR TRUE COPY:
&                                               by me, Michel Dick van
SIGNATURE                                       Waateringe, Civil Law Notary
                                                awaiting Crown appointment, of
                                                Amsterdam, as deputy of Rickert
                                                Jan Frederik Blokhuis, Civil Law
                                                Notary in the City of Amsterdam,
                                                on the second of August nineteen
                                                hundred and ninety-three

                                                                       [Annex A]

                                                              Draft June 1, 1994

                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                          OF HERMES EUROPE RAILTEL B.V.

                            ARTICLES OF ASSOCIATION:
                                Name and office.
                                   Article 1.

The Company shall bear the name of: Hermes Europe Railtel B.V. and shall have its principal office in Amsterdam.

                                    Objects.
                                   Article 2.

1.    The objects of the Company are:

      a. to promote, develop, implement and turn to account digital communication networks and systems, particularly in the area of and/or, inter alia, departing from railway infrastructure;

      b. to participate in, to administer and/or manage and finance other enterprises and to have an interest, in whatever way, in other enterprises, as well as to guarantee the debts of third parties:

      c. all that is related or conducive to the objects, mentioned under a. and b.

2. When performing activities in the general course of affairs in the company, the working language is the English language.

                                    Duration.
                                   Article 2.

The Company has been established for an indefinite period of time.

                                    Capital.
                                   Article 4.

1. The authorized share capital of the Company amounts to three hundred five thousand Dutch guilders (NLG 305,000), and is divided into three hundred and five (305) shares of a nominal value of one thousand Dutch guilders (NLG 1,000) each.

2. Shares not yet issued shall only be issued by notarial deed under the obligation of payment of their nominal value in full, at a rate - provided not below par - and on such conditions and dates as determined by the Board of Supervisory Directors. The pre-emption right may, but only for individual issues, be limited or excluded by a unanimous resolution of the general meeting representing the entire issued share capital of the Company.

      Payment in foreign currency of shares, to be issued after the incorporation, can only be made with the approval of the Company.

3. Shareholders shall have a pre-emption right to the shares to be issued and options on shares to be issued in proportion to the total nominal value of the shares held by each of them.

      However, individual shareholders shall not have a pre-emption right to shares, issued to employees of the Company or of a group company in virtue of a resolution of the general meeting or to shares.

4. Issue of shares with a pre-emption right and the term, during which it may be exercised, shall be notified in writing by the Company to all shareholders. A pre-emption right can be exercised during at least four weeks after the day the notice was received by all shareholders.

      If a shareholder has not complied with his obligation to pay the shares in time, he cannot execute the rights to meet and to vote in respect of his shares as long as he is default, and his right to dividends is deferred.

5. In order to subscribe or acquire shares in its capital or certificates of beneficial ownership thereof, the Company may only grant loans not exceeding the amount of the payable reserves and provided that the general meeting has granted its approval; the Company shall then keep a non-payable reserve to the amount of the outstanding loans.

6. The Company shall not cooperate in the issue of depositary receipts of shares in the Company.

7. Shares not yet issued shall be issued pursuant to a resolution of the Board of Supervisory Directors setting out all the terms of such issue.

                                     Shares.
                                   Article 5.

1. All shares shall be registered and shall be numbered consecutively from 1 on.

2. Neither share-certificates nor bearer certificates of beneficial ownership shall be issued in respect of shares.

                            Register of shareholders.
                                   Article 6.

1. The Board of Managing Directors shall keep a register into which the names and addresses of all the holders of shares are entered together with the nominal amount paid on every share, and the quantity and the numbers of the shares, held by every shareholder.

2. The register shall likewise contain the names and addresses of those who have a right of usufruct or a pledge with regard to such shares, stating to which rights attached to the shares they are entitled pursuant to paragraphs 7 and 6 of this article.

3. Every shareholder, usufructuary and pledgee, shall have the obligation to take care that his address is known to the Company.

4.    The register should be kept up regularly.

      Any entry in the register and any extract, as referred to in paragraph 5, shall be signed by the managing director.

5. Upon request, the Board of Managing Directors shall provide a shareholder, usufructuary or pledgee with a free extract from the register concerning his rights with respect to the shares.

In case a right of usufruct or a pledge is established on a share, the register shall indicate who shall be entitled to the rights referred to in paragraphs 7 and 8 of this article.

6. The Board of Managing Directors shall deposit the register at the office of the Company for inspection by shareholders as well as by usufructuaries and pledgees.

7. The shares may be encumbered with usufruct and a pledge. The voting right in respect of the shares shall, however, remain vested in the shareholder.

8. The usufructuary and the pledgee shall not have the rights conferred by law to the holders of depositary receipts of shares issued with the co-operation of the Company.

9. Rights ensuing from a share and aiming at the acquisition of shares, shall belong to the shareholder, provided that he shall compensate the usufructuary for the value thereof as far as the latter is entitled to such compensation pursuant to his right of usufruct.

                                   Article 7.

If a share is held jointly by more than one person, the Company may require that the joint holders shall grant one person a written power of attorney to represent them in their relations to the Company.

               Transfer and transition of shares (Blocking rules).
                                   Article 8.

1. Every transfer of one or more shares by a shareholder may only be effectuated in the way and with due observance of the provisions of this article and article 9. These provisions need not to be observed, if within a period of thirty days after the shareholder who wants to transfer, has requested for the permission, all shareholders have granted written permission for the transfer and, moreover, the transfer is effected within three months after the approval has been granted by all shareholders.

2. A shareholder intending to alienate one or more of his shares shall give notice thereof to the Board of Managing Directors and to the Board of Supervisory Directors, which notice shall be considered to be an offer for sale.

3. As soon as possible but no later than five working days after receipt of that notice, the Board of Managing Directors shall give relevant notice to all shareholders.

4. Within one month after the date of the notice to the shareholders, the shareholders shall inform the Board of Managing Directors, if they wish to take over either all the shares offered or part thereof.

5. If shareholders apply for a number of shares exceeding the number that is available, shares shall be allocated by the Board of Managing Directors as far as possible in proportion to the total nominal amount of shares held by each applicant and, insofar proportional distribution is impossible, to several applicants jointly.

6. As soon as it becomes clear that not all the shares offered are taken over by other shareholders, the offeror shall have the rights as hereinafter referred to in paragraph 13.

      Without the offeror being bound thereto in whatever way, within thirty days after receipt of the notice referred to in paragraph 2 the Board of Managing Directors may apply for the shares that are not taken over, on behalf of the Company.

      If the offeror wishes to accept, he may do so on the condition that the price to be paid be increased by the additional income tax due he has to pay as compared with the income tax to be paid in case of a sale to a third party.

7. Within thirty days after receipt of the notice referred to in paragraph 2, the Board of Managing Directors shall inform the offeror whether or not application was made for the shares and in the affirmative, inform him of the name(s) of the applicant(s) and the number of shares he/they wish(es) to buy, while at the same time the Board of Managing Directors shall inform the applicant(s) of the number of shares, allocated to him/them for the time being, pursuant to paragraph 5.

8. The price at which shares are to be transferred shall be fixed by the offeror and the applicant(s) by common agreement.

      If they fail to reach an agreement on the price within one month after the date of the informing notice referred to in the preceding paragraph, the price shall be the value of the offered shares as determined by an independent expert, to be appointed by the Chairman of the Chamber of Commerce and Industry of the district in which the Company has its principal office, upon request of the most diligent party. The expert so appointed shall take into account any bona fide offer made by a third party to purchase the shares, including the price and any other conditions of such offer.

9. The costs of valuation shall be paid by the Company, except in case the price determined by the expert is equal to or more than the price originally offered by the offeror, in which case the costs shall be borne by the party requesting the independent valuation.

      If the right referred to in paragraph 12 of the present article is made use of, half of the valuation costs shall be paid by the person who withdraws.

      The Company is obliged to provide the expert(s) with all the data relevant for the valuation, upon first request and without any delay, including the price and the conditions of the offer of a bona fide third party.

10. The expert shall inform the Board of Managing Directors of his decision. Within five working days after receipt of that decision, the Board of Managing Directors shall notify the same to the offeror and to the applicant(s).

11. After the price of all the shares has been determined, the offeror may demand that each of the applicants, provides security - by means of an irrevocable bank guarantee or otherwise - for the payment of the purchase price within a reasonable period of time.

12. The offeror shall always be entitled to withdraw his offer, provided he does so within one month after having been informed of the applicant(s) to whom he may transfer all the shares offered and at which price. Shares should be transferred within one month after the expiration of the term within which the offeror may withdraw, against payment of the purchase price.

13. If not all the shares offered are taken over or the above mentioned security, demanded by the offeror for the payment to him of the purchase price of all his shares, has not been granted, the offeror shall be entitled to withdraw in respect of all the shares offered, he may consider the purchase agreements and any transfer with respect to part of the shares as cancelled and he shall be free to transfer all the shares offered to whatever party he wishes, within three months after having been informed of the fact that there are no or not sufficient applicants or after it appeared that the security referred to above was not granted within the term fixed, provided that the transfer price is not lower than the price for which the shares were originally offered; in the event that the transfer price is lower, the shares shall be offered to the other shareholders first, in accordance with the rules as mentioned in this article and in article 9.

14. In case the offeror fails to co-operate with the transfer, notwithstanding payment or security for payment of the purchase price, the Company shall be irrevocably authorized to effectuate the transfer and to record the transfer in the register of shareholders.

15. All notices and communications referred to in this article shall be made by registered mail with postal receipt or by means of service of a writ.

16. The Board of Managing Directors is obliged to keep the Board of Supervisory Directors informed of the progress and the results of the actions meant in the present article.

                                   Article 9.

1. The shares of a shareholder, being a legal entity, which is dissolved, adjudicated bankrupt or has obtained a provisional official moratorium, and the shares being part of any community which is dissolved, shall be offered for sale by the person or persons entitled to transfer, within two months after the decease or dissolution referred to above or after any of the other events referred to above is irrevocably established, respectively after expiry of the term of two years referred to in paragraph 4 without the allotment mentioned therein being effectuated.

      As long as the transfer has not been effectuated, all the rights in respect of the shares involved may not be exercised.

2. The relevant provisions of article 8 - including paragraph 1 of that article - shall be applicable to the offer referred to above and the subsequent effectuation thereof, on the understanding however, that the offeror shall not be entitled to withdraw as mentioned in paragraph 12 of article 8 and in case no offer is made the Company shall also be irrevocably authorized to make an offer and to effectuate the transfer.

      If not all the shares thus offered are taken over, the shareholder shall be bound, however, to keep his shares and he shall be deprived of the right, provided for in paragraph 13 of article 8, to alienate the shares to whomever he wishes.

3. The obligation to make an offer shall not apply in case of allotment to the person who contributed the share or the shares to the community which has been dissolved.

4. The allotment referred to in the preceding paragraph shall be effectuated within two years after the dissolution and the Company shall be informed of the allotment within one month.

5. If, owing to the same legal fact, several persons are bound to offer, they shall be entitled to offer the shares concerned as one package.

                               Transfer of shares.
                                   Article 10.

1. The transfer of shares shall be effected in accordance with the applicable statutory regulations.

2. In case of allotment of shares as a result of a division of a community and in case of establishment and transfer of a right of usufruct or pledge on shares, paragraph 1 shall apply accordingly.

3. The provisions of this article can be only applied with regard to a transfer and allotment of shares and division of any community, if the provisions of article 8 and 9 have been observed.

              Acquisition and possession of shares by the Company.
                                   Article 11.

1. Unless the Company acquires shares for no value or under an universal title, the Company may, subject to prior authorization of the Board of Supervisory Directors and pursuant to a resolution of the general meeting, only acquire fully paid-up shares in its own capital, if.

      a. the shareholders' equity of the Company, decreased with the acquisition price, is not less than the paid-up and claimed part of the capital, increased with the reserves to be kept in accordance with the law or the Articles of Association;

      b. the nominal amount of the shares to be acquired and those already held by the Company and its subsidiaries jointly, amounts to no more than half of the issued share capital;

      c. in the event that the current financial year has ended more than six months ago - the annual accounts of the preceding year have been adopted. In this paragraph shares also include depositary receipts of shares.

            A subsidiary of the Company may not subscribe or cause the subscription for shares in the Company's capital for its own account. A subsidiary of the Company may only acquire such shares for its own account and on a particular basis of title insofar as the Company itself may acquire shares in its own capital pursuant to the provisions of this paragraph.

2. The Company cannot exercise voting rights in respect of shares, held by the Company itself, or of which it has a right of usufruct or a pledge.

      Such shares shall not be taken into consideration when calculating the distribution of profits or liquidation balance, unless a right of usufruct or a pledge has been established on those shares in favour of another person than the Company.

      The provision of the first sentence of this paragraph is accordingly applicable to shares held by subsidiaries of the Company or on which subsidiaries have a right of usufruct or a pledge.

3. Cancellation of shares held by the Company in its capital and cancellation after refunding of shares drawn by lot after drawing, is possible; resolutions with respect to cancellation shall be adopted in a general meeting of shareholders, convened with notification of the purpose of the cancellation and its procedure. A cancellation is not allowed to result in a paid and claimed part of the capital being lower than one/fifth part of the authorized capital or than the minimal capital prescribed by law at the moment of the resolution.

4. Shares held by the Company itself can only be alienated in the manner prescribed for issue of snares not yet issued.

      The articles 8 and 9 do not apply to this alienation.

                                     Boards.
                                   Article 12.

1. The Company shall have a Board of Managing Directors and a Board of Supervisory Directors, the members of which shall be appointed by the general meeting which may at all times suspend or remove them from office. The number of Supervisory Directors, to be determined by the general meeting, shall be at least four and at most ten; there shall be one managing director.

      The general meeting shall determine the conditions of employment of the managing director and the remuneration of the managing director. The remuneration and/or compensation of Supervisory Directors shall also be determined by the general meeting.

      A legal entity can be a managing director but cannot be a Supervisory Director.

2. A person who has reached the age of seventy-two, cannot be appointed Supervisory Director. A Supervisory

       Director shall retire at the latest on the moment of the closing of the annual general meeting, held in the financial year, in which he will be seventy-two years old.

3. The nomination or recommendation or the appointment of a Supervisory Director shall comply with the legal requirements.

                   Board of Managing Directors; representation.
                                   Article 13.

1. The Board of Managing Directors, having one managing director, shall be charged with the management of the Company in accordance with the Business Plan of the Company.

2. The managing director shall be fully qualified to represent the Company in court and otherwise.

3. The Company may grant one or more persons a limited or unlimited mandate to represent it.

4. The Board of Managing Directors needs the prior approval of the Board of Supervisory Directors for resolutions/actions:

      a.    to adopt and amend the Business Plan of the Company;

      b.    to adopt and amend the annual budget of the Company;

      c.    to incur expenses in excess of the adopted or amended annual budget;

      d. to take up loans to the charge of the Company outside the ordinary business activities, with the exception of drawings on the Company's account with a bank designated by the Board of Supervisory Directors, as a result of which the account is overdrawn to a sum not exceeding the amount previously determined by the Board of Supervisory Directors and communicated by it to that bank;

      e. to lend money outside the ordinary business activities, insofar as in consequence thereof any one debtor becomes indebted to the Company on account of money borrowed for a sum exceeding an amount to be determined by the Board or Supervisory Directors;

      f. to commit the Company for debts of third parties, under a guaranty or otherwise outside the ordinary business activities;

      g. to extend the Company's business by a new line of business and to discontinue - including the transfer of ownership or enjoyment of - the business of the Company or any part thereof;

      h. to alienate a considerable part of the assets of the Company, which for the purposes hereof shall include the alienation, in each individual case, except as part of the ordinary business activities, of assets which individually or jointly represent a value from time to time to be determined by the Board of Supervisory Directors;

                                   Article 14.

1. The office of the sole managing director, being vacated or the sole managing director being prevented from acting, the Board of Supervisory Directors shall be charged temporarily with the entire management and may appoint one or more Supervisory Directors to represent the Company solely or jointly.

2. Save insofar as the employment conditions of the managing director are concerned, the Company may not enter into agreements with the managing director in his private capacity or with his (personal) relatives; for the purposes hereof, relatives shall include: the person with whom the managing director cohabits, whether or not in matrimony, and blood relations and relations by marriage of the managing director or those with whom he cohabits up to four times removed;

3. Transactions of the Company vis-a-vis the holder of all shares in the capital of the Company, or vis-a-vis a co-owner of a community of matrimonial property to which all shares in the capital of the Company belong, in which the Company is represented by that shareholder or by one of the joint owners shall be recorded in writing; shares held by the Company or its subsidiaries shall not be taken into account.

      This paragraph shall not apply to transactions which under the agreed terms thereof are part of the normal course of business of the Company.

                         Board of Supervisory Directors.
                                   Article 15.

1. The Board of Supervisory Directors shall supervise the management of the Board of Managing Directors and the general course of affairs in the Company and the Company's business.

      It shall assist the Board of Managing Directors and the general meeting on an advisory basis. When fulfilling their tasks the Supervisory Directors shall conform to the Company's interest and business.

2. One or more Supervisory Directors, to be appointed thereto by the Board of Supervisory Directors, shall always have access to the offices and premises of the Company and shall be entitled to inspect all its books and documents; the Board of Managing Directors is obliged to furnish the Board of Supervisory Directors with all data and information desired.

      The Board of Managing Directors shall timely furnish the Board of Supervisory Directors all information necessary to fulfil its task.

3. Unless the general meeting of shareholders has provided for it, the Board of Supervisory Directors shall charge an auditor - at the expense of the Company - with the auditing of the annual accounts, which auditor shall report the result of his audit in a statement and further shall inform the Board of Supervisory Directors and the Board of Managing Directors about his audit.

4. The Board of Supervisory Directors shall elect a chairman from among its members. The election as chairman shall be for one year.

5. The Board of Supervisory Directors shall meet twice a year at the office of the Company, unless the Board of Supervisory Directors should decide to meet elsewhere. The Board shall furthermore meet at the request of the chairman or at the request of the Board of Managing Directors.

      Meetings shall be called by the chairman of the Board of Supervisory Directors while enclosing an agenda in the English language. The two obligatory meetings shall be called, at least four weeks in advance; other meetings shall be called within a reasonable term.

      The costs of the meetings and the transportation and subsistence costs of the Supervisory Directors incurred in connection with these meetings shall be reimbursed by the Company.

6. Proposals to be dealt with by the Board of Supervisory Directors may be submitted to the chairman by every Supervisory Director and by the Board of Management.

7. The Board of Supervisory Directors shall adopt resolutions at meetings by an absolute majority of votes in a meeting in which a majority of the Supervisory Directors is present or represented, but in the event that there are less than seven Supervisory Directors, the quorum shall be at least four Supervisory Directors, unless these Articles of Association require or allow a different form of decision-making; for the purposes hereof "meeting" shall include meeting by telephone or by video, provided the decision-making is recorded in writing before the resolution is implemented. Resolutions may be adopted outside meetings only if it has been shown that all the Supervisory Directors have stated to be in favour of the proposal concerned in writing; for the purposes hereof "in writing" shall also mean a message by telefax, telegram or any other means of communication, capable of transmitting written texts.

8. In case of one or more vacancy/vacancies in the Board of Supervisory Directors, the general meeting shall promptly fill such vacancy/vacancies.

                                General meetings.
                                   Article 16.

1. General meetings must be held in the municipality where the Company has its principal office or in the municipalities of Amsterdam or Haarlemmermeer; resolutions adopted in a general meeting, held in another municipality, can only be adopted validly, if the entire issued share capital is represented.

2. The annual meeting shall be held ultimately within six months after expiry of the financial year. In the annual meeting shall be adopted inter alia: the balance sheet and the profit and loss account with explanatory notes - hereinafter to be called jointly: the annual accounts -, covering the past financial year, and the distribution of profits, while the general meeting shall also deal with the written business report of the Board of Managing Directors on the past financial year, to be presented to it by that board, unless section

      403, Volume 2 of the Civil Code is applicable.

3. Extraordinary general meetings shall be held as often as the Board of Managing Directors or the Board of Supervisory Directors desires, or upon written request of one or more shareholders, together representing at least one/tenth part of the issued capital, addressed to the Board of Managing Directors and stating exactly the subjects to be dealt with. In that case the Board of Managing Directors or the Board of Supervisory Directors' shall be obliged to call a general meeting to be held within six weeks after receipt of this request. If no calling notification is sent within three weeks after receipt of the request, each requesting party may send a notification himself with due observance of the provisions of the law and this article.

4. If the annual meeting is not called, each shareholder may do so himself, likewise with due observance of the provisions of the law and this article.

5. Without prejudice to the provisions of the paragraphs 3. and 4., the notification, convening a general meeting, shall be sent by registered mail by the Board of Managing Directors to the addresses of the shareholders, as mentioned in the shareholders' register, at least fifteen days before the meeting is to be held. The day of mai1ing shall be regarded as the day of notification.

      Notifications shall contain the agenda.

      The receipt issued by the post office shall serve as evidence that the notification has been mailed.

6.    Meetings shall be presided by the chairman of the Supervisory Board.

7. Unless a notarial report of the business of the meeting is drawn up, minutes shall be drawn up of the business, transacted in each meeting. This secretary needs not to be a shareholder.

      The minutes shall be confirmed at the same or at the next meeting and are to be signed by the chairman and the secretary in office.

      The chairman of the meeting and each managing director or Supervisory Director can order at any time that a notarial report of the meeting shall be made for account of the Company.

8. The minute book shall be available at the offices of the Company for inspection by the shareholders. A copy of or an extract from the minutes of any meeting shall be supplied to each of them upon request and at a charge not exceeding cost.

9. Shareholders may also adopt resolutions without holding a meeting, provided the resolutions are adopted unanimously and votes are cast in writing by all shareholders. A resolution adopted in this way shall be deemed to be a resolution of the general meeting.

      In this paragraph votes cast by telefax, telegram or any other means of communication capable of transmitting written texts, shall likewise be considered as votes cast in writing.

                                 Article 17.

1. Shareholders may only be represented at meetings by proxy, duly authorized in writing.

2. With respect to the adopting of resolutions whereby the Company will grant rights or a release from obligations to particular persons, otherwise than in their capacity of shareholder or member of a body of the Company, valid votes on such resolutions may be cast by said persons, their spouses and their blood relatives in the direct line.

                                   Article 18.

1. Every share shall represent the right to cast one vote. Blank and invalid votes shall be deemed not to be cast. When determining to what extent shareholders vote, are present or represented, or to what extent the share capital is furnished or represented, shares, in respect of which the Articles of Association prescribe that in respect of those shares no vote can be cast, are not taken into account.

2. Voting in respect of business shall be verbally, voting in respect of persons by unsigned ballots, unless the meeting determines a different way of voting. Voting by acclamation shall be allowed as long as nobody is opposed thereto.

3. All resolutions shall be adopted by a two/third majority of votes in a meeting in which at least two/thirds of the shareholders is present or represented, unless the law or the Articles of Association prescribe a larger majority. If the quorum is not represented in such meeting, a second meeting of shareholders will be called on a date which is at least five business days and no more than four weeks after the date of the first meeting of shareholders; in such second meeting resolutions on the subjects put before the first meeting of shareholders can be adopted in conformity with the two/third majority stipulated in this article irrespective of the number of shareholders attending such second meeting.

4. In case votes are equally divided with regard to a proposal, on which a resolution may be adopted by a two/third majority of votes, the following rules shall apply:

      a. Within two weeks after the meeting referred to under (b) was held, the Board of Managing Directors of the Company shall be bound - unless the proposal hereinafter stated under (b) is adopted - to request the President of the Chamber of Commerce and Industry, within the jurisdiction of which the Company is situated, to appoint a committee of three experts which shall decide whether the proposal on which votes were equally divided, shall be adopted or rejected.

      b. As soon as there is an equal division of votes during a general meeting, the chairman of the meeting shall be obliged to bring up for discussion a new proposal aiming at not submitting the proposal, in respect of which during the discussions the votes were equally divided, to the committee of experts referred to under
            (a).

            In case such new proposal is adopted, the proposal on which the votes were equally divided, shall be rejected and, therefore, shall not be submitted to the committee of experts referred to above for decision;

            in case votes are equally divided on the new proposal, made by the chairman, that proposal shall be deemed to be rejected and the Board of Managing Directors of the Company shall therefore have the obligation referred to under (a).

      c. When taking its decision the committee shall first of all take into account the interests of the Company.

      d.    Its fees shall be paid entirely by the Company.

      e. After being appointed the committee shall render its decision as soon as possible and shall inform every shareholder and the Company of its decision in writing.

            The committee shall not take a decision before having heard all parties involved in the relevant proposal or at least before having summoned them properly.

            The members of the committee of experts shall render their decision as good men in equity. They shall establish proceeding rules themselves and may extend the term of their mandate. They may take advice from third parties. The members of the committee of experts shall have access to the offices and to other rooms of the Company and they shall be entitled to inspect all books, registers and other documents of the Company; moreover, the Board of Managing Directors is obliged to provide the members of the committee with every information they ask.

      f. The decision of the committee of experts shall be recorded in the minute book of the Company.

            A decision taken in the way described above, shall be considered as a resolution of the general meeting.

                Financial year, annual account and annual report.
                                  Article 19.

1.    The financial year of the Company coincides with the calendar year.

2. The Board of Managing Directors shall submit a budget for each financial year to the Board of Supervisory Directors for its approval.

3. Within five months after the expiration of each financial year, except in case of extension of this term by no more than six months by the general meeting based on extraordinary circumstances, the Board of Managing Directors shall draw up the annual accounts, and shall submit the same - provided with an advice thereto it took from the Board of Supervisory Directors

      - and the annual report to the general meeting within that, possibly extended, term.

4. The annual report and the annual accounts, signed by the managing director and Supervisory Directors, together with, in any case, besides other information prescribed by the law:

      a.    the statement of the auditor;

      b. a statement on the distribution of the profits or the assimilation of the losses, or as long as not yet determined, the proposal thereto, shall be available at the offices of the Company for inspection by all shareholders as from the day on which the annual meeting was called.

      Shareholders may obtain free copies of these documents.

5. The provisions of the paragraphs 3 and 4 of this article concerning the annual report and the information prescribed in virtue of the law, are not applicable, if section 403, Volume 2 of the Civil Code applies to the Company.

6. In case a signature of the managing or a Supervisory Director is missing on the annual accounts, the reason thereof shall be mentioned in that document.

7. Unconditional adoption of the annual accounts shall discharge the Board of Managing Directors in respect or its acts in the past financial year and shall discharge the Board of Supervisory Directors in respect of the fulfillment of its task.

                      Profits and distribution of Profits.
                                   Article 20.

1. Profits shall be established in accordance with generally accepted accounting standards.

2. The Board of Supervisory Directors shall determine whether profits made in any financial year shall be paid out partly or wholly, or added to the reserves.

3. The Board of Supervisory Directors can only resolve to pay out profits and/or reserves and the Company may only make payments out of profits and/or reserves open to payment, as far as the shareholders' equity of the Company exceeds the amount of the paid-up and claimed part of the capital, increased with reserves, to be kept according to the law;

4. Dividends shall be made payable within one month after the adoption of the annual account. The general meeting may determine that dividends shall be paid, wholly or partly, otherwise than in cash.

5. The Board of Supervisory Directors or, subject to approval of the Board of Supervisory Directors, the Board of Managing Directors is authorized to decide to make interim payments out of profits and/or reserves with due observance of the provisions of paragraph 3.

6. The claim to pay dividend shall lapse five years after the dividend was made payable.

                               Special Resolutions
                                   Article 21.

1. Resolutions to amend the Articles of Association, to merge the Company or to liquidate the Company require prior approval of the Supervisory Board.

2. When a proposal to amend the Articles of Association, to merge the Company or to dissolve the Company is made to the general meeting, this must be mentioned in the notification of the general meeting.

3. As regards an amendment of the Articles of Association, a copy, of the proposal including the text of the proposed amendment must at the same time be deposited at the Company's offices for inspection by the shareholders and held until the end of that meeting.

                                  Liquidation.
                                   Article 22.

1. In case of dissolution of the Company the liquidation shall be executed by the Board of Managing Directors, unless the general meeting decides otherwise.

2. The remuneration, which shall be granted to liquidator(s) and persons lending assistance, if any, shall be determined simultaneously.

3. During the liquidation the provisions of the present Articles of Association shall exist in force as much as possible. The relevant provisions in respect of the managing director are then applicable to the liquidator(s) and the provisions in respect of supervisory directors are applicable to the persons lending assistance.

4. Any assets of the Company remaining after the liabilities of the Company have been satisfied shall be transferred to the shareholders in such a way that, as far as possible, first the nominal amount paid on each share shall be paid on that share to a maximum of the nominal value of that share, and any surplus then remaining shall be paid to the shareholders in proportion to the amount paid up by each of them in respect of the shares.

5. After the liquidation the books and other documents of the Company shall be kept by the person, thereto appointed by the liquidator(s), for the term, determined by law.

                                Final Provision.
                                   Article 23.

In all cases not provided for in the present Articles of Association and/or the law, the general meeting shall decide.